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                          REINSURANCE AGREEMENT #6714-1
                       (Automatic YRT Universal Life Bulk)

                        (referred to as the "Agreement")

                                     between

                FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY
                           (Worcester, Massachusetts)

                   (hereinafter referred to as the "Company")

                                       and

                     LIFE REASSURANCE CORPORATION OF AMERICA
                        (A MEMBER OF THE SWISS RE GROUP)
                             (Stamford, Connecticut)

                     (hereinafter referred to as "Life Re")

                           Effective: January 1, 2000


                    Life Reassurance Corporation of America
                              969 High Ridge Road
                               Stamford, CT 06905


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                                TABLE OF CONTENTS

PREAMBLE                                                                  1

ARTICLE I - METHOD OF REINSURANCE AND INSURANCE                           1
           1.     Effective Date                                          1
           2.     Method                                                  1
           3.     Amounts                                                 1
           4.     Minimum Amounts                                         2

ARTICLE II - AUTOMATIC REINSURANCE                                        2
           1.     Insurance                                               2
           2.     Coverages                                               3
           3.     Jumbo Risk                                              3
           4.     Waiver Acceptance and Participation Limits              3
           5.     Regular Limits of Retention                             4

ARTICLE III - FACULTATIVE REINSURANCE                                     4

ARTICLE IV - PROCEDURES FOR REPORTING                                     4
           1.     General Information                                     4
           2.     Self-Administered Reporting                             5

ARTICLE V - PREMIUMS                                                      7
           1.     Life Insurance and Waiver                               7
           2.     Premium Taxes                                           7
           3.     Payments                                                7
           4.     Nonpayment of Reinsurance Premiums                      7
           5.     Interest on Delinquent Payments                         8
           6.     Misstatements                                           8

ARTICLE VI - CLAIMS                                                       8
           1.     Notice                                                  8
           2.     Contested Claims                                        9
           3.     Expenses                                                9
           4.     Misstatements                                           9
           5.     Payment                                                10
           6.     Assistance and Advice                                  10

ARTICLE VII - REDUCTIONS, REINSTATEMENTS & CHANGES                       10
           1.     Reductions and Terminations                            10
           2.     Reinstatements                                         11
           3.     Nonforfeiture Benefits                                 11
           4.     Contractual Conversions and Exchanges                  12
           5.     Non Contractual Exchanges                              12
           6.     Program of Internal Replacement                        12

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ARTICLE VIII - DAC TAX                                                   12

ARTICLE IX - RECAPTURE                                                   13
           1.     Standards for Recapture                                13
           2.     Method of Recapture                                    13

ARTICLE X - INSOLVENCY                                                   14

ARTICLE XI - ARBITRATION                                                 14

ARTICLE XII - GENERAL PROVISIONS                                         15
           1.     Reinsurer's Right of Notice of Unusual Practices       15
           2.     Policy Forms and Rates                                 16
           3.     Reinsurance Conditions                                 16
           4.     Errors and Omissions                                   16
           5.     Offset                                                 16
           6.     Inspection                                             16
           7.     Entire Agreement                                       17
           8.     Amendment                                              17
           9.     Counterparts                                           17
           10.    No Assignment                                          17
           11.    Binding Effect                                         17
           12.    Notices                                                17

ARTICLE XIII - DURATION OF AGREEMENT                                     19

ARTICLE XIV - EXECUTION                                                  20

Schedule A - Retention Limits, Automatic Binding Limits, Plans Covered Schedule B - Reporting Forms
Schedule C  - Premium Rates
Schedule D - Allowances

Life Re Agreement #6714-1
                                       ii
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                                    PREAMBLE

         This Reinsurance Agreement ("Agreement") is entered into by and between FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY, a Massachusetts insurance corporation (the "Company") and LIFE REASSURANCE CORPORATION OF AMERICA, a Connecticut insurance corporation ("Life Re"). The Company and Life Re mutually agree to reinsure on the terms and conditions set forth in this Agreement. This Agreement is solely between the Company and Life Re, and performance of the obligations of each party under this Agreement will be rendered solely to the other party. In no instance will anyone other than the Company or Life Re have any rights under this Agreement.

                 ARTICLE I - METHOD OF REINSURANCE AND INSURANCE

1.       EFFECTIVE DATE.

         The reinsurance under this Agreement is effective as of JANUARY 1, 2000.

2.       METHOD.

         Insurance of life insurance risks ("Life Insurance") under this Agreement and waiver of premium benefits ("Waiver") is on the yearly renewable term ("YRT") plan for the amount at risk under the policy reinsured. The Company will cede and Life Re will accept reinsurance under the policies or plans set forth in Schedule A, written by the Company on citizens of the United States, Canada, Guam or the Virgin Islands and domiciled in the United States, Canada, Guam or the Virgin Islands at the time of application. The policies set forth in Schedule A that are reinsured under this Agreement are hereinafter referred to collectively as "Reinsured Policies" and individually as a "Reinsured Policy." Said policies will have been underwritten in accordance with the Company's individual ordinary life underwriting rules and practices.

3.       AMOUNTS.

         Life Re will reinsure a quota share percentage of each Reinsured Policy. The percentage associated with the Reinsured is hereinafter referred to as "Life Re's Share," and is set forth in Schedule A.

         For the purpose of this Agreement, the reinsured amount at risk (R) is calculated as follows:

         (1)      For Option A and C:

                  R = D - A - X, where

                  D = Death benefit times Life Re's Share
                  A = The Accumulation Fund Value or Cash Value, whichever
                      is applicable under base plan

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                  X = The Company's special retention as described in Schedule A

         (2)      For Option B:

                  R =   D - X, where

                  D =   Death benefit times Life Re's Share
                  X =   The Company's special retention as described in
                        Schedule A

4.       MINIMUM AMOUNTS.

         Amounts of initial reinsurance less than $3,500 will not be ceded under this Agreement.

                       ARTICLE II - AUTOMATIC REINSURANCE

1.       INSURANCE.

         The Company will cede and Life Re will accept automatically reinsurance in amounts not exceeding the binding limits per life in Schedule A of this Agreement. If the Company has more than one agreement with Life Re, the total amount per life automatically ceded to Life Re under all agreements combined will not exceed the automatic binding limit available to the Company under the agreement with the highest binding authority. Life Re will accept automatic reinsurance when (a) the Company already has for its own account its maximum limit of retention on the risk and for this reason alone is not retaining any portion of the insurance applied for on a current application, and (b) in the Company's opinion there has been no adverse change in the insurability of the risk since the Company's last acceptance for its own retention. A risk as defined in the following categories is not eligible for reinsurance under this paragraph:

         (a)      A jumbo risk as defined in paragraph 3 below.

         (b) A risk which has been sent to Life Re or any other reinsurer for facultative underwriting consideration.

         (c) Life Insurance resulting from a group conversion, where full evidence of insurability has not been secured.

         (d) Any risk which is not fully underwritten or any risk where the Company has not followed its usual underwriting practice.

         The liability of Life Re on any automatic reinsurance under this Agreement begins and ends at the same time as that of the Company, provided that such an automatic application shall not have been submitted to Life Re or to any other reinsurer for facultative underwriting consideration.

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2.       COVERAGES.

         Life Insurance, Waiver for an amount not greater than the corresponding life insurance, is exclusively the coverages or risks reinsured automatically under this Agreement. Life Re will not participate in a unilateral enhancement of policy provisions unless agreed to in writing prior to the granting of the enhancement. Life Insurance includes both basic policies and term riders providing life insurance protection.

3.       JUMBO RISK.

         A jumbo risk is one where the papers of the Company, including all papers that are part of the current application, indicate that the person to be insured has or will have total insurance in force with all companies greater than:

                    LIFE
         All Ages   $35,000,000

4.       WAIVER ACCEPTANCE AND PARTICIPATION LIMITS.

         Life Re's maximum acceptance limit for Waiver is $2,000,000 per life, and the maximum participation limit for such benefits is $3,000,000 per life.

5.       REGULAR LIMITS OF RETENTION.

         The Company may modify its regular limits of retention, detailed in Schedule A, by giving thirty days' written notice to Life Re. The amount of reinsurance to be ceded and accepted automatically after the new limits take effect will be determined by mutual written agreement by Life Re and the Company.

                      ARTICLE III - FACULTATIVE REINSURANCE

         The Company may choose to submit for consideration by Life Re, a request for any amount of reinsurance of the coverages in Article II that the Company may require. Reinsurance may be requested for any amount without regard for the limits of retention detailed in Schedule A, but the Company will notify Life Re promptly of any changes in its limits of retention.

         When the Company requests facultative reinsurance, the application will be made by submitting to Life Re a mutually agreeable form. The Company will send to Life Re any and all information the Company has about the risk, including without limitation, copies of the application, medical examiners' reports, attending physicians' statement, inspection reports, and other reports and other papers bearing on the insurability of the risk. Promptly upon receipt of the application, Life Re will analyze the risk and notify the Company of Life Re's decision and Life Re's classification of the risk. If the Company elects to accept Life Re's unconditional offer of acceptance for reinsurance of the risk, the Company will notify Life Re within 120 days of Life Re's offer.

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         The liability of Life Re on any facultative reinsurance under this
         Agreement begins and ends at the same time as that of the Company, provided that:

         (a) Life Re has given the Company an unconditional offer of acceptance after the application for reinsurance, AND

         (b) the Company has notified Life Re of its acceptance of such offer within 120 days of said offer.

                      ARTICLE IV - PROCEDURES FOR REPORTING

1.       GENERAL INFORMATION.

         Life Re will accept, on a self administered basis, reinsurance in amounts per life up to the amounts set forth in Schedule A.

2.       SELF-ADMINISTERED REPORTING.

         The Company will remit a check for the balance indicated in the monthly statements to Life Re along with the reporting form set forth in Schedule B or a mutually agreed upon form submitted by the Company. If a balance is due the Company, it will be remitted by Life Re promptly. Within ten (10) days following the close of each calendar month, the Company will forward to Life Re on computer tape or other acceptable form, reports in substantial conformity with the following:

         A.  MONTHLY NEW BUSINESS REPORT

             (1) policy number        (10) amount reinsured
             (2) full name of insured (11) automatic/facultative indicator
             (3) date of birth        (12) state of residence
             (4) sex                  (13) table rating
             (5) issue age            (14) flat extra (amount + number of years)
             (6) policy date          (15) death benefit option (UL products)
             (7) underwriting         (16) amount at risk classification
             (8) plan of insurance    (17) transaction code
             (9) amount issued        (18) currency if other than U.S.
                                      (19) qualified pension (yes/no)

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         B.       MONTHLY CONVERSION REPORT

                  The Company will furnish Life Re with a separate listing of reinsurance policies that are conversions or replacements to the plan(s) as stated in Schedule A. The listing should provide the following information:

                  (1) 1 through 19 in 2.A above     (4) attained age
                  (2) original policy date          (5) duration
                  (3) original policy number        (6) effective date if other
                                                        than policy date

         C.       MONTHLY PREMIUM REPORT

                  The Company will furnish Life Re a listing of all reinsurance policies issued or renewing during the past month accompanied by the reinsurance premiums for such policies. The listing should be segregated into first year issues and renewals and should provide the following information:

                  (1)   1 through 19 in 2.A above
                  (2)   current amount at risk
                  (3) The net reinsurance premium due for each reinsured policy with the premium for life and each supplemental benefit separated.

         D.       MONTHLY CHANGE REPORT

                  The Company will report the details of all policy terminations and changes on the reinsured policies. In addition to the data indicated in 2.A, above, the report should provide information about the nature, the effective date, and the financial result of the change with respect to reinsurance.

         E.       MONTHLY POLICY EXHIBIT REPORT

                  The Company will provide a summary of new issues, terminations, recaptures, changes, death claims and reinstatements during the month and the in force reinsurance at the end of the month.

         F.       QUARTERLY INFORCE AND RESERVE LISTING

                  Within ten (10) days after the close of each calendar quarter, the Company will furnish Life Re with a listing of reinsurance in force by policy, by year of issue and include statutory reserves for the same. The listing must show sufficient detail such that reserve calculations can be independently verified by Life Re's auditors and examiners. The listing should be segregated into first year issues and renewals and should provide the following information:

                           (1)  1 through 19 in 2.A above

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                  For the fourth quarter, Federal Income Tax reserves must also be furnished. They may be included in the fourth quarter statutory report or they may be submitted separately, but in the same format as the statutory report.

         G.       ELECTRONIC DATA TRANSMISSION

                  If the Company reports its reinsurance transactions via electronic media, the Company will consult with Life Re to determine the appropriate reporting format. Should the Company subsequently desire to make changes in the data format or the code structure, the Company will communicate such changes to Life Re prior to the use of such changes in reports to Life Re.

                              ARTICLE V - PREMIUMS

1.       LIFE INSURANCE AND WAIVER.

         Premiums per $1,000 for Life Insurance are shown in Schedule C. The premiums per $1,000 are multiplied by the percentages shown in Schedule D and are applied to the amount of life reinsurance as outlined in
         Article I.

         For Survivorship Policies: The Frasierization method shown in Schedule C-1 shall be employed to determine the rates for Survivorship policies.

         Life Re anticipates that these premiums will be continued indefinitely for all business ceded under this Agreement. For the purpose of satisfying requirements for deficiency reserves imposed by various state insurance departments, Life re will guarantee for renewal the greater of the premiums provided in this Agreement or premiums based on the 1980 CSO Table at 2.5% interest.

         When the Company charges a flat extra premium, whether alone or in addition to a premium based on a multiple table, the Company will pay this premium less the allowances detailed in Schedule D, on the reinsurance amount in addition to the standard or multiple table premium for the rating and plan of reinsurance.

         Premium for Waiver will be paid at the same rate as the Company charges for the benefit on which reinsurance with Life Re is based. Allowances for waiver are detailed in Schedule D.

2.       PREMIUM TAXES.

         Life Re will not reimburse the Company for state premium taxes on reinsurance premiums received from the Company.

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3.       PAYMENTS.

         Premiums are payable annually in advance. If reinsurance is reduced, terminated, increased, or reinstated, during the year, pro-rata adjustment will be made by Life Re and the Company on all premium items except policy fees.

4.       NONPAYMENT OF REINSURANCE PREMIUMS.

         The payment of reinsurance premiums is a condition precedent to the liability of Life Re under this Agreement. If the Company does not pay premiums to Life Re as provided in this Agreement and such amounts are more than 120 days in arrears, Life Re will have the right to terminate the reinsurance under this Agreement.

5.       INTEREST ON DELINQUENT PAYMENTS.

         If the Company is more than 90 days in arrears in remitting premiums to Life Re, such premiums will be considered delinquent and interest will be added to the amount to be remitted. Interest will be calculated from
         (i) the time the premiums are due Life Re to (ii) the date the Company pays the premium to Life Re. The rate of interest charged on delinquent payments will be equal to the rate listed in the Federal Reserve Statistical Release, as promulgated by the Board of Governors of the Federal Reserve System, for the monthly average of Corporate bonds, Moody's seasoned Aaa (the "Interest Rate").

6.       MISSTATEMENTS.

         If the insured's age or sex was misstated and the amount of insurance on the Company's policies is adjusted, the Company and Life Re will share the adjustment in proportion to the amount of liability of each at the time of issue of the policies. Premiums will be recalculated for the correct age or sex and amounts according to the proportion as above and adjusted without interest. If the insured is still alive, the method above will be used for past years and the amount of reinsurance and premium will be adjusted for the future to the amount that would have been correct at issue.

                               ARTICLE VI - CLAIMS

1.       NOTICE.

         The Company will notify Life Re promptly after receipt of any information on a claim where reinsurance is involved. The Company will furnish to Life Re as soon as possible the completed reinsurance claim form and copies of all claim papers and proofs. However, if the amount reinsured with Life Re is more than the amount retained by the Company and the claim is contestable, all papers in connection with such claim, including all underwriting and investigation papers must be submitted to Life Re for its recommendation before admission of any liability on the part of the Company.

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2.       CONTESTED CLAIMS.

         Whenever the Company has formed a preliminary opinion that a claim might be denied or contested, and prior to any final action by the Company indicating to the claimant that the claim is being denied or contested, the Company will give Life Re the opportunity to review the complete claim file. Life Re will review this file promptly and, at its option, (a) pay Life Re's full share as if the claim was not contested, in full discharge of Life Re's obligation to the Company for that claim, or (b) after consultation with the Company join in the contest, or ratify the denial, in which case Life Re will communicate to the Company in writing Life Re's decision to participate in the contest, or ratify the denial, with respect to that claim.

3.       EXPENSES.

         Life Re will share in the claim expense of any contest or compromise of a claim in the same proportion that the amount at risk reinsured under this Agreement bears to the total risk of the Company on all policies being contested by the Company, and Life Re will share in the total amount of any reduction in liability in the same proportion. Claim expense will include without limitation the cost of investigation, legal fees, court costs, and interest charges. Compensation of salaried officers and employees and any possible extra-contractual damages will not be considered covered expenses. Life Re will not be liable for expenses incurred in connection with a dispute or contest arising out of conflicting claims of entitlement to policy proceeds or benefits.

4.       MISSTATEMENTS.

         In the event of an increase or reduction in the amount of the Company's insurance on any policy reinsured hereunder because of an overstatement or understatement of age or misstatement of sex, established after the death of the insured, the Company and Life re will share in such increase or reduction in proportion to their respective amounts at risk under that policy.

5.       PAYMENT.

         For Life Insurance, Life Re will pay its share in a lump sum to the Company, without regard to the form of claim settlement of the Company. For a Waiver claim, the Company will continue to pay premiums for reinsurance except the premium for disability reinsurance. Life Re will pay its proportionate share of the gross premium waived by the Company on the original policy, including its share of the premiums for benefits that remain in effect during disability.

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6.       ASSISTANCE AND ADVICE.

         At the request of the Company, Life Re will advise the Company on any claim concerning business reinsured under this Agreement and, when such a claim appears to be of doubtful validity, Life Re will assist the Company in its determination of liability and in the best procedure to follow with respect to the claim.

               ARTICLE VII - REDUCTIONS, REINSTATEMENTS & CHANGES

1.       REDUCTIONS AND TERMINATIONS.

         Unless specified otherwise in this Agreement, if the amount of insurance on a reinsured life under this Agreement is reduced, reinsurance on that life shall be reduced proportionately according to Life Re's Share of the Reinsured Policy. If the reduction is greater than the amount of reinsurance, the reinsurance shall be terminated. The effective date and time of the reduction in reinsurance shall be the same as those of the reduction in the amount of insurance.

         The reduction will first apply to any reinsurance on the policy being reduced and then in a chronological order according to policy date ("first in, first out") to any reinsurance on the other policies in force on the life.

         However, the Company will not be required to assume a risk for an amount in excess of its regular retention for the age at issue and the mortality rating of the policy under which reinsurance is being terminated.

         If the reinsurance for a policy has been placed with more than one reinsurer, the reduction will be applied to all reinsurers pro rata to the amounts originally reinsured with each reinsurer.

         It is agreed, however, that in no case shall the Company be required to assume a risk for an amount in excess of the retention limit specified in the attached Schedule A. If the cancellation of reinsurance in accordance with the above rules would have this result, the amount of reinsurance to be cancelled will be adjusted so the specified retention limit is not exceeded.

2.       REINSTATEMENT.

         (a)      AUTOMATIC REINSURANCE

                  A policy of the Company, ceded to Life Re on an automatic basis, that was reduced, terminated, or lapsed, if reinstated by the Company under its regular rules, will be reinstated automatically to the amount that would be in force had the policy not been reduced, terminated, or lapsed.

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         (b)      FACULTATIVE REINSURANCE

                  A Reinsured Policy ceded to Life Re that was reduced, terminated, or lapsed, on a facultative basis, (i) will require approval by Life Re prior to reinstatement if the Company has retained less than 50% of the risk, or (ii) will be reinstated automatically by Life re if the Company has retained more than 50% of the risk and reinstates the Reinsured Policy under its regular rules. Upon reinstatement, reinsurance for the policy will be for the amount that would be in force had the policy not been reduced, terminated, or lapsed.

         In consideration with all reinstatements the Company will pay Life Re all reinsurance premiums and interest in like manner as the Company has received under its policy.

3.       NONFORFEITURE BENEFITS.

         Life Re will not participate in nonforfeiture benefits.

4.       CONTRACTUAL CONVERSIONS AND EXCHANGES.

         In the event of a contractual conversion or exchange (i.e., conversion or exchange that requires no evidence of insurability) Life Re will reinsure the risk resulting from such conversion or exchange at the rates shown in Schedule C on point-in-scale basis (using the original issue age and duration from the original issue) and the percentages of Schedule D on a point-in-scale basis. The reinsured amount at risk on the policy or policies being converted may not exceed the current reinsured amount at risk on the policy or policies being converted or exchanged. If the conversion or exchange results in an increase of risk, the amount of increase will be subject to evidence of insurability.

5.       NON CONTRACTUAL EXCHANGES.

         Non contractual exchanges are subject to evidence of insurability. Premiums for the risk resulting from the exchange will be reflected in Schedule C.

6.       PROGRAM OF INTERNAL REPLACEMENT.

         Should the Company, its affiliates, successors, or assigns, initiate a program of internal replacement, as defined below, that would include any of the risks reinsured hereunder, the Company will immediately notify the reinsurer. For each risk reinsured hereunder that has been replaced under a program of internal replacement, the reinsurer shall have the option, at its sole discretion, of either treating the risks reinsured as recaptured, or continuing reinsurance on the new policy under this Agreement. The term "program of internal replacement" shall mean any program offered to a class of policy owners in which a policy or any portion of a policy is exchanged for another policy, not reinsured under this Agreement, which is written by the Company, its affiliates, successors, or assigns.

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                             ARTICLE VIII - DAC TAX

Life Re and the Company hereby agree to the following pursuant to Section 1.848-2(g)(8) of the Income Tax Regulation under Section 848 of the Internal Revenue Code of 1986, as amended.

         (a) The term "party" will refer to either Life Re or the Company as appropriate.

         (b) The terms used in this Article are defined by reference to Regulation 1.848-2. The term "net consideration" will refer to either net consideration as defined in Regulation Section 1.848-2(f) or gross amount of premiums and other consideration as defined in Regulation Section 1.848-3(b) as appropriate.

         (c) Each party shall attach a schedule to its federal income tax return which identifies the relevant reinsurance agreements for which the joint election under the Regulation has been made.

         (d) The party will net positive consideration, as defined in the Regulation promulgated under Code Section 848, for such agreement for each taxable year, shall capitalize specified policy acquisition expenses with respect to such agreement without regard to the general deductions limitation of Section 848(c)(1).

         (e) Each party agrees to exchange information pertaining to the amount of net consideration under such agreement each year to ensure consistency.

                             ARTICLE IX - RECAPTURE

1.       STANDARDS FOR RECAPTURE.

         If the Company increases its maximum retention from the maximum limit of retention set forth in Schedule A, the Company may elect to recapture that portion of each Reinsured Policy equal to the difference between the Company's new limit of retention and the Company's old limit of retention, subject to the provisions of this Article IX. If the Company elects this type of recapture, the Company may only recapture Reinsured Policies that meet both of the following requirements: (a) Reinsured Policies that have been in force for fifteen (15) years and (b) Reinsured Policies for which the Company maintained its maximum limit of retention at the time the Reinsured Policy was issued.

         However, if Life Re has given the Company ninety day written notice of a premium rate increase, the Company may elect to recapture all Reinsurance Policies affected by such increase before such increase takes effect regardless of the above requirements.

2.       METHOD OF RECAPTURE.

         If the Company elects to recapture, the Company will notify Life Re in writing within ninety days from the effective date of the increase in its limit of retention. If the

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         Company elects to recapture one Reinsured  Policy under this provision, the Company must recapture every Reinsured Policy that meets the requirements set forth in Article IX, Section 1, above.

         Recapture for each Reinsured Policy will occur on the later to occur of
         (a) the next anniversary of the Reinsured Policy or (b) the fifteenth
         (15) anniversary of the Reinsured Policy. The amount of reinsurance on the Reinsured Policy will be reduced so that the total amount of risk retained by the Company will be equal to the Company's maximum limit of retention.

         If two or more reinsurers have reinsurance on the same Reinsured Policy, Life Re's portion of the reduction will be in proportion to Life Re's share of the total reinsurance on the Reinsured Policy.

                             ARTICLE X - INSOLVENCY

All reinsurance under this Agreement will be paid on demand by Life Re directly to the Company, its liquidator, receiver, or statutory successor, on the basis of the liability of the Company under the policy or policies reinsured without diminution because of the insolvency of the Company. In the event of the insolvency of the Company, the liquidator, receiver, or statutory successor of the Company will give written notice to Life Re of a pending claim against Life Re or the Company on any policy reinsured within a reasonable time after the claim is filed in the conservation, liquidation, or insolvency proceedings. While the claim is pending, Life Re may investigate and interpose, at its own expense, in the proceedings where the claim is to be adjudicated, any defenses which it may deem available to the Company or its liquidator, receiver, or statutory successor. The expense incurred by Life Re will be charged, subject to court approval, against the Company as an expense of the conservation, liquidation, or insolvency to the extent of a proportionate share of the benefit that accrues to the Company as a result of the defenses by Life Re. Where two or more reinsurers are involved and a majority in interest elect to defend a claim, the expense will be apportioned in accordance with the terms of this Agreement as if the expense had been incurred by the Company.

                            ARTICLE XI - ARBITRATION

Life Re and the Company intend that any dispute between them under or with respect to this Agreement be resolved without resort to any litigation. Accordingly, Life Re and the Company agree that they will negotiate diligently and in good faith to agree on a mutually satisfactory resolution of any such dispute; PROVIDED, HOWEVER, that if any such dispute cannot be so resolved by them within sixty calendar days (or such longer period as the parties may agree) after commencing such negotiations, Life Re and the Company agree that they will submit such dispute to arbitration in the manner specified in, and such arbitration proceeding will be conducted in accordance with, the rules of the American Arbitration Association.

The arbitration hearing will be before a panel of three arbitrators, each of whom must be a present or former officer of a life insurance or life reinsurance company. Life Re and the Company will each appoint one arbitrator by written notification to the other party within thirty calendar days after the date of the mailing of the notification initializing the arbitration. These two arbitrators will then select the third arbitrator within sixty calendar days after the date of the mailing of the notification initiating arbitration.

If either Life Re or the Company fails to appoint an arbitrator, or should the two arbitrators be unable to agree upon the choice of a third arbitrator, the president of the American Arbitration Association or of its successor organization or (if necessary) the president of any similar organization designated by lot of Life Re and the Company within thirty calendar days after the request will appoint the necessary arbitrators.

The vote or approval of a majority of the arbitrators will decide any question considered by the arbitrators; PROVIDED, HOWEVER, that if no two arbitrators reach the same decision, then the average of the two closest mathematical determinations will constitute the decision of all three arbitrators. The place of arbitration will be Stamford, Connecticut. Each decision (including without limitation each award) of the arbitrators will be final and binding on all parties and will be non-appealable, and (at the request of either Life Re or the Company) any award of the arbitrators may be confirmed by a judgment entered by any court of competent jurisdiction. No such award or judgment will bear interest. Each party will be responsible for paying (a) all fees and expenses charged by its respective counsel, accountants, actuaries, and other representatives in conjunction with such arbitration and (b) one-half of the fees and expenses charged by each arbitrator.

                        ARTICLE XII - GENERAL PROVISIONS

1.       REINSURER'S RIGHT OF NOTICE OF UNUSUAL PRACTICES.

         In providing reinsurance facilities to the Company under this Agreement, Life Re has granted the Company considerable authority with respect to automatic binding power, reinstatements, claim settlements, and the general administration of the reinsurance account. To facilitate transactions, Life Re has required the minimum amount of information and documentation possible, reflecting its utmost faith and confidence in the Company. Life Re assumes that, except as otherwise notified by the Company, the underwriting, claims and other insurance practices employed by the Company with respect to reinsurance ceded under this Agreement are generally consistent with the customary and usual practices of the insurance industry as a whole. If the Company changes or modifies its practices or engages in exceptional or uncustomary practices, the Company agrees to make those practices known to Life Re before assigning any liability to Life Re with respect to any reinsurance issued under such practices.

2.       POLICY FORMS AND RATES.

         Upon request, the Company will furnish Life Re with a copy of its application forms, policy and rider forms, premium and non-forfeiture value manuals, reserve tables, actuarial memoranda, and any other forms or tables needed for proper handling of reinsurance under this Agreement. Life Re must agree in writing before incurring additional liability resulting from any changes to policies, policy riders or amendments reinsured under this Agreement.

3.       REINSURANCE CONDITIONS.

         The reinsurance is subject to the same limitations and conditions as the insurance under the policy or policies written by the Company on which the reinsurance is based.

4.       ERRORS AND OMISSIONS.

         If either the Company or Life Re unintentionally fails to perform an obligation that affects this Agreement and such failure results in an error on the part of the Company or Life Re, the error will be corrected by restoring both the Company and Life Re to the positions they would have occupied had no such error occurred. For business reported but not covered under the provisions of this Agreement, Life Re shall be obligated only for the return of premium paid, plus interest as provided below.

         Any amounts due under this Section 4 will bear interest at a rate agreed upon the Company and Life Re or at a rate equal to the Interest Rate as described in Article V.5.

5.       OFFSET.

         Any amount which either the Company or Life Re is contractually obligated to pay to the other party may be paid out of any amount which is due and unpaid under this Agreement. The application of this offset provision will not be deemed to constitute diminution in the event of insolvency.

6.       INSPECTION.

         Upon reasonable notice, Life Re may inspect any and all books, records, documents or similar information relating to or affecting reinsurance under this Agreement at the home office of the Company during normal business hours.

7.       ENTIRE AGREEMENT.

         This Agreement and the Schedules attached hereto supersede all prior discussions and written and oral agreements between the parties with respect to the subject matter of this Agreement. This Agreement and the Schedules attached hereto contain the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

8.       AMENDMENT.

         This Agreement may be modified or amended only with a written instrument properly signed on behalf of the Company and Life Re.

9.       COUNTERPARTS.

         This Agreement may be executed simultaneously in any number of counterparts, each of which will be deemed an original, but all which will constitute one and the same instrument.

10.      NO ASSIGNMENT.

         Except as otherwise provided herein, neither party hereto may assign this Agreement or any right hereunder or part of hereof without the prior written consent of the other party hereto.

11.      BINDING EFFECT.

         This Agreement is binding upon and will inure to the benefit of the parties and their respective successors and permitted assignees.

12.      NOTICES.

         Any notice, request, instruction, or other document to be given hereunder by any party hereto to the other party hereto will be in writing and (a) delivered personally, (b) sent by facsimile, (c) delivered by overnight express, or (d) sent by registered or certified mail, postage prepaid, as follows:

         If to the Company to:

                        First Allmerica Financial Life Insurance Company 440 Lincoln Street
                        Worcester, MA  01653
                        Attention:  Reinsurance Manager
                        Facsimile (508) 853-6332

         If to Life Re, to:

                        Life Reassurance Corporation of America
                        969 High Ridge Road
                        Stamford, Connecticut 06905
                        Attention: Vice President, Administration
                        Facsimile:  (203) 321-3200

         or at such other address for a party as will be specified by like notice. Each notice or other communication required or permitted under this Agreement that is addressed as provided in this Article XII will, if delivered personally or by overnight express, be deemed given upon delivery; will, if delivered by facsimile or similar facsimile transmission, be deemed delivered when electronically confirmed; and will, if delivered by mail in the manner described above, be deemed given on the third business day after the day it is deposited in a regular depository of the United States Mail.

                        Please send all cash remittances to:

                        Life Reassurance Corporation of America
                        P.O. Box 1797
                        Stamford, Connecticut  06904

                      ARTICLE XIII - DURATION OF AGREEMENT

         This Agreement will be effective on and after the effective date stated in Article I. It is unlimited in duration but may be amended by mutual consent of the Company and Life Re. This Agreement may be terminated as to new reinsurance by either party giving 90 days' written notice to the other. Termination as to new reinsurance does not affect existing reinsurance. Existing reinsurance will remain in force until termination of the Company's policy or policies on which the reinsurance is based in accordance with the terms of this Agreement. Notwithstanding the foregoing, Life Re may terminate this Agreement as to new and existing reinsurance in the event the Company does not pay premiums to Life Re, as provided in Article V.

                             ARTICLE XIV - EXECUTION

         IN WITNESS WHEREOF, Life Re and the Company have executed this Agreement on the dates set forth below.

                FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY

Date:   11/26/02                         By:   /s/
     ----------------------------           ----------------------------

Place:   Worcester, MA                   Title:   Vice President
      ---------------------------              -------------------------

Witness:   Jean Lane
        -------------------------


                     LIFE REASSURANCE CORPORATION OF AMERICA
                NOW KNOWN AS SWISS RE LIFE & HEALTH AMERICA INC.

Date:  12/02/02                          By:   /s/
     ----------------------------           ----------------------------

Place:   Stamford, CT                    Title:   Vice President
      ----------------------------             -------------------------

Witness:   /s/
     ----------------------------

                                   SCHEDULE A
                                RETENTION LIMITS
                            AUTOMATIC BINDING LIMITS
                                  PLANS COVERED

                             Agreement Number 6714-1

RETENTION LIMITS

A.       LIFE

         The Company will retain 20% of the mortality risk on each policy up to the maximum retention limits specified below:

                         STANDARD - TABLE H                  TABLE J - TABLE P
          AGE       & FLAT EXTRAS OF $20 OR LESS          & FLAT EXTRAS OVER $20
          ---       ----------------------------          ----------------------
             0            $  500,000                         $ 250,000
          1-60            $2,000,000                         $ 250,000
         61-70            $1,000,000                         $ 500,000
         71-80            $  500,000                         $ 250,000
         81-85            $  500,000 (up to Table F)            0

         AVIATION (Includes policies with an Aviation Exclusion Clause. Exception is pilots of regularly scheduled passenger, charter and cargo airlines) Maximum retention is $500,000.

         SPECIAL In cases which are borderline for ratings, the Company may choose not to hold a full retention.

         B.       WAIVER OF PREMIUM

                                  Same as Life

                               SCHEDULE A, PAGE 2

         AUTOMATIC BINDING LIMITS

         A.       LIFE

                  Life Re's share is 35% of the binding limits specified below:

                          STANDARD - TABLE H               TABLE J - TABLE P
           AGE      & FLAT EXTRAS OF $20 OR LESS        & FLAT EXTRAS OVER $20
           ---      ----------------------------        ----------------------

              0         $ 3,750,000                           $1,875,000
           1-60         $15,000,000                           $1,875,000
          61-70         $ 7,500,000                           $3,750,000
          71-80         $ 3,750,000                           $1,875,000
          81-85         $ 3,750,000 (up to Table F)                    0

         AVIATION          (Includes policies with an aviation Exclusion Clause.
                           Exception is pilots of regularly scheduled passenger, charter and cargo airlines). Maximum binding is $3,750,000.

         B.       WAIVER OF PREMIUM

                  Same as Life

PLANS COVERED

         VARIABLE UNIVERSAL LIFE FORM NO. 1033-99
         SURVIVORSHIP VARIABLE UNIVERSAL LIFE FORM NO. 1034-99

                                   SCHEDULE B
                                 REPORTING FORM

                                   SCHEDULE C
                                  PREMIUM RATES

      75-80 BASIC SELECT AND ULTIMATE MORTALITY TABLE, AGE NEAREST BIRTHDAY

                                (6 PAGES OMITTED)

                                  SCHEDULE C-1
                           JOINT EQUAL AGE CALCULATION

Definition of Terms:

(a) Qx,n = single life rate per thousand in duration n for an insured whose policy was issued at issue age x

(b) Qx,y,n = joint last survivor rate per thousand in duration n for two insureds whose policies were issued at issue ages x and y

STEP 1

         Calculate qx,n for each insured for durations 1 to n.

         qx,n =                     Qx,n divided by 1000

STEP 2

         Calculate px, n for each insured for durations (n-1) and n.

         px,n = (1-qx,1) x (1-qx,2) x...x (1-qx,n).

STEP 3

         Calculate px,y,n for durations (n-1) and n.

         px,y,n = px, n + py,n - ((px,n) x (py,n))

STEP 4

         Calculate qx,y,n for duration n.  Let px,y,0 = 1.

         Qx,y,n = 1 - px,y,n
                      --------
                      px,y,n-1

STEP 5

         Qx,y,n = 1000 x qx,y,n.

                 .15 per thousand minimum rate in any year after the first year.

                                   SCHEDULE D
                            PERCENTAGES & ALLOWANCES

                             AGREEMENT NUMBER 6714-1

I. The following percentages are used to calculate the reinsurance premiums (as a percentage of 75-80 Basic Table ANB):

         Preferred NonSmoker                 33%
         Standard NonSmoker                  46%
         Preferred Smoker                    90%
         Standard Smoker                    100%

II. The following allowances are granted on Flat Extras and Waiver Benefits:

LIFE INSURANCE - FLAT EXTRA PREMIUMS                              FIRST YEAR                       RENEWAL
Aviation Hazards                                                      10%                            10%
Temporary Extras (< = 5 years)                                        10%                            10%
Permanent Extras (> = 5 years)                                        75%                            10%

         On cessions in excess of $15,000,000 Life Re reserves the right to adjust the discounts/rates and expenses.

AMENDMENT NO. 1 to Reinsurance Agreement 6714-1, effective January 1, 2000, between FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY of Worcester, Massachusetts (the "Company") and LIFE REASSURANCE CORPORATION OF AMERICA of Stamford, Connecticut ("Life Re").

AMENDMENT NO. 1

Effective January 1, 2000:

Schedule A, Page 2 is hereby amended to add Variable Universal Life Form Numbers 1018-93, 1027-95, and 1026-94. Life Re's share shall be 30% as set forth in Automatic Binding Limits, Section II.

All other provisions of the Reinsurance Agreement will continue unchanged.

This Amendment is signed in duplicate at the dates and places indicated with an effective date of January 1, 2000.

                                    FIRST ALLMERICA FINANCIAL LIFE
Date:   11-26-02                    INSURANCE COMPANY
     ---------------------------

Place:   Worcester, MA              By:   /s/
      --------------------------        -------------------------------

Witness:   Jean Lane                Title:  Vice President
        ------------------------          -----------------------------

                                    LIFE REASSURANCE CORPORATION
DATE:   12/02/02                    OF AMERICA (NOW KNOWN AS SWISS RE
     ---------------------------    LIFE & HEALTH AMERICA INC.

Place:   Stamford, CT               By:   /s/
      --------------------------       -------------------------------

Witness:   /s/                      Title:    Vice President
        ------------------------           ---------------------------

                                   SCHEDULE A
                                RETENTION LIMITS
                            AUTOMATIC BINDING LIMITS
                                  PLANS COVERED

                             AGREEMENT NUMBER 6714-1

RETENTION LIMITS

         A.       LIFE

                  The Company will retain 20% of the mortality risk on each policy up to the maximum retention limits specified below:

                               STANDARD - TABLE H                  TABLE J - TABLE P
               AGE        & FLAT EXTRAS OF $20 OR LESS           & FLAT EXTRAS OVER $20
               ---        ----------------------------           ----------------------
                  0            $ 500,000                               $250,000
               1-60            $2,000,000                              $250,000
              61-70            $1,000,000                              $500,000
              71-80            $ 500,000                               $250,000
              81-85            $ 500,000 (up to Table F)               $      0

         AVIATION (Includes policies with an Aviation Exclusion Clause. Exception is pilots of regularly scheduled passenger, charter and cargo airlines) Maximum retention is $500,000.

         SPECIAL In cases which are borderline for ratings, the Company may choose not to hold a full retention.

         B.       WAIVER OF PREMIUM

                  Same as Life

                               SCHEDULE A, PAGE 2

         AUTOMATIC BINDING LIMITS

         A.       LIFE

                       STANDARD - TABLE H                   TABLE J - TABLE P
          AGE     & FLAT EXTRAS OF $20 OR LESS            & FLAT EXTRAS OVER $20
          ---     ----------------------------            ----------------------
             0            $ 3,750,000                           $1,875,000
          1-60            $15,000,000                           $1,875,000
         61-70            $ 7,500,000                           $3,750,000
         71-80            $ 3,750,000                           $1,875,000
         81-85            $ 3,750,000 (up to Table F)           $        0

         I. Life Re' share is 35% of the binding limits specified above for Variable Universal Life Form No. 1033-99 and Survivorship Variable Universal Life Form No. 1034-99.

         II. Life Re's share is 30% of the binding limits specified above for Variable Universal Life Form Nos. 1018-93, 1027-95 and 1026-94.

         AVIATION (Includes policies with an aviation Exclusion Clause. Exception is pilots of regularly scheduled passenger, charter and cargo airlines). Maximum binding is $3,750,000.

         B.       WAIVER OF PREMIUM

                  Same as Life

PLANS COVERED

VARIABLE UNIVERSAL LIFE FORM NO. 1033-99
VARIABLE UNIVERSAL LIFE FORM NO. 1018-93
VARIABLE UNIVERSAL LIFE FORM NO. 1027-95
VARIABLE UNIVERSAL LIFE FORM NO. 1026-94
SURVIVORSHIP VARIABLE UNIVERSAL LIFE FORM NO. 1034-99

AMENDMENT NO. 2 to Reinsurance Agreement 6714-1, effective January 1, 2000, between FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY of Worcester, Massachusetts (the "Company") and LIFE REASSURANCE CORPORATION OF AMERICA of Stamford, Connecticut ("Life Re").

AMENDMENT NO. 2

Effective January 1, 2001, it is hereby understood and agreed that the Company may submit business facultatively to Life Re on plans formerly reinsured with CIGNA Reinsurance. Life Re agrees to provide facultative reinsurance coverage under the terms set forth in this Agreement.

All other provisions of the Reinsurance Agreement will continue unchanged.

This Amendment is signed in duplicate at the dates and places indicated with an effective date of January 1, 2001.

                                       FIRST ALLMERICA FINANCIAL LIFE
Date:   11-26-02                       INSURANCE COMPANY
     -------------------------------

Place:   Worcester, MA                  By:   /s/
      ------------------------------       -------------------------------

Witness:  Jean Lane                     Title:  Vice President
        ----------------------------          ----------------------------

                                       LIFE REASSURANCE CORPORATION
DATE:   12/02/02                       OF AMERICA (NOW KNOWN AS SWISS RE
     -------------------------------   LIFE & HEALTH AMERICA INC.

Place:   Stamford, CT                  By:    /s/
      ------------------------------      --------------------------------

Witness:   /s/                         Title:   Vice President
        ----------------------------         -----------------------------

AMENDMENT NO. 3 to Reinsurance Agreement 6714-1, effective January 1, 2000, between FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY of Worcester, Massachusetts (the "Company") and LIFE REASSURANCE CORPORATION OF AMERICA of Stamford, Connecticut ("Life Re").

AMENDMENT NO. 3

Effective January 1, 2001, it is hereby understood and agreed that Schedule A-1 is added to the Agreement to provide terms for the Substandard Table Shaving Program.

All other provisions of the Reinsurance Agreement will continue unchanged.

This Amendment is signed in duplicate at the dates and places indicated with an effective date of January 1, 2001.

                                       FIRST ALLMERICA FINANCIAL LIFE
Date:   11-26-02                       INSURANCE COMPANY
     -------------------------------

Place:   Worcester, MA                 By:   /s/
      ------------------------------      --------------------------------

Witness:   Jean Lane                   Title:   Vice President
        ----------------------------         -----------------------------

                                       LIFE REASSURANCE CORPORATION
DATE:   12/02/02                       OF AMERICA (NOW KNOWN AS SWISS RE
     -------------------------------   LIFE & HEALTH AMERICA INC.

Place:   Stamford, CT                  By:   /s/
      ------------------------------      ---------------------------------

Witness:  /s/                          Title:   Vice President
        ----------------------------         ------------------------------

                                  SCHEDULE A-1
                                SUBSTANDARD TABLE
                                 SHAVING PROGRAM

                             AGREEMENT NUMBER 6714-1

Life Re will automatically assume an 80% share of the amount reinsured on policies issued by the Company under the Substandard Table Shaving Program, provided the following criteria are met:

BASIS OF REINSURANCE

- First dollar quota share

- Allmerica Financial must retain 20% of the risk up to their maximum retention

- Minimum face amount eligible is $250,000

- Maximum face amount eligible is $2,500,000

- Issues age 0-70 only

- Must be permanent residents of the US or Canada
- Risks must be underwritten in accordance with Allmerica's published underwriting standards and guidelines

- Original rating cannot exceed 200% Table 4) Credits and or business decisions may not be used to reduce a higher rated policy to then qualify under this program.

- No waiving of requirements for any reason

- Acceptable manuals used to determine risk Swiss Re, Lincoln, ERC, Transamerica (Cologne many not be used to reduce tables)

- Any ratable risks from Aviation, Hazardous Avocations, Driving, Alcohol or Drugs are excluded from the program.

- Limited to new business applications only and does not include a conversion, group conversion, internal rollover or be the result of an exchange program

- Increases to existing policies, on covered plans, are acceptable provided the additional risk amount is fully underwritten.

Through age 60 - Allow up to a 4 table reduction, unless the risk is derived from heart or cancer. The maximum reduction is this instance is 3 tables.

Age 61-65 - Allow up to a 3 table reduction, unless the risk is derived from heart or cancer. The maximum reduction in this instance is 2 tables.

Age 66-70 - Allow up to a 2 table reduction, unless the risk is derived from heart or cancer. There is no reduction in this case. The rate remains Table 2.

                                  SCHEDULE A-1

JOINT LIFE POLICIES AND POLICIES WITH SPOUSAL RIDERS MAY BE REINSURED UNDER THIS PROGRAM SUBJECT TO THE FOLLOWING PARAMETERS:

- Both lives must be Table 4 (200%) or better using normal underwriting guidelines.

- Table reductions are described above in the individual charts may only be applied to ONE life.

- Both lives must be between the ages of 18 and 65.

- The minimum policy face amount is $250,000.

PERMANENT FLAT EXTRAS MAY BE CONVERTED INTO TABLE REDUCTIONS AT $2.50 PER THOUSAND.

PRICING

- 150% of Standard reinsurance premium

PLANS COVERED

- All plans reinsured automatically with Swiss Re Life & Health or Life Reassurance.

AMENDMENT NO. 4 to Reinsurance Agreement 6714-1, effective January 1, 2000, between FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY of Worcester, Massachusetts (the "Company") and LIFE REASSURANCE CORPORATION OF AMERICA, now known as Swiss Re Life & Health America Inc., of Stamford, Connecticut ("Life Re").

AMENDMENT NO. 4

Effective June 20, 2001, Schedule A, Page 2 is hereby amended to add the Private Placement Variable Universal Life plan (Form Numbers 1037-99, 1039-99 and 1029P-94). All Private Placement Variable Universal Life policies will be ceded on a facultative basis only.

All other provisions of the Reinsurance Agreement will continue unchanged.

This Amendment is signed in duplicate at the dates and places indicated with an effective date of June 20, 2001.

                                    FIRST ALLMERICA FINANCIAL LIFE
Date:   11-26-02                    INSURANCE COMPANY
     --------------------------

Place:   Worcester, MA              By:  /s/
      -------------------------        ----------------------------------

Witness:   Jean Lane                Title:  Vice President
        -----------------------           -------------------------------

                                    LIFE REASSURANCE CORPORATION
DATE:   12/02/02                    OF AMERICA
     --------------------------     NOW KNOWN AS SWISS RE LIFE & HEALTH
                                    AMERICA INC.

Place:   Stamford, CT               By: /s/
      -------------------------         --------------------------------

Witness:  /s/                       Title: Vice President
        -----------------------            -----------------------------

                                   SCHEDULE A
                                RETENTION LIMITS
                            AUTOMATIC BINDING LIMITS
                                  PLANS COVERED

                             AGREEMENT NUMBER 6714-1

                                RETENTION LIMITS

         A.       LIFE

                  The Company will retain 20% of the mortality risk on each policy up to the maximum retention limits specified below:

                            STANDARD - TABLE H                    TABLE J - TABLE P
               AGE     & FLAT EXTRAS OF $20 OR LESS             & FLAT EXTRAS OVER $20
               ---     ----------------------------             ----------------------
                  0             $  500,000                           $  250,000
               1-60             $2,000,000                           $1,000,000
              61-70             $1,000,000                           $  500,000
              71-80             $  500,000                           $  250,000
              81-85             $  500,000 (up to Table F)           $        0

         AVIATION (Includes policies with an Aviation Exclusion Clause. Exception is pilots of regularly scheduled passenger, charter and cargo airlines) Maximum retention is $500,000.

         SPECIAL In cases which are borderline for ratings, the Company may choose not to hold a full retention.

         B.       WAIVER OF PREMIUM

                  Same as Life

                               SCHEDULE A, PAGE 2

         AUTOMATIC BINDING LIMITS

         A.       LIFE

                          STANDARD - TABLE H                TABLE J - TABLE P
             AGE     & FLAT EXTRAS OF $20 OR LESS         & FLAT EXTRAS OVER $20
             ---     ----------------------------         ----------------------
                0            $ 3,750,000                        $1,875,000
             1-60            $15,000,000                        $7,500,000
            61-70            $ 7,500,000                        $3,750,000
            71-80            $ 3,750,000                        $1,875,000
            81-85            $ 3,750,000 (up to Table F)        $        0

         I. The Reinsurer's share is 35% of the binding limits specified above for Variable Universal Life Form 1033-99 and Survivorship Variable Universal Life Form No. 1034-99.

         II. The Reinsurer's share is 30% of the binding limits specified above for Variable Universal Life Form Nos. 1018-93, 1027-95 and 1026-94.

         AVIATION          (Includes policies with an aviation Exclusion Clause.
                           Exception is pilots of regularly scheduled passenger, charter and cargo airlines). Maximum binding is $3,750,000.

         B.       WAIVER OF PREMIUM

                  Same as Life

PLANS COVERED

VARIABLE UNIVERSAL LIFE FORM NO. 1033-99, 1018-93, 1027-95, 1026-94
SURVIVORSHIP VARIABLE UNIVERSAL LIFE FORM NO. 1034-99
PRIVATE PLACEMENT VARIABLE UNIVERSAL LIFE FORM NOS. 1037-99, 1039-99, 1029P-94.

                                   AMENDMENT 5
                           EFFECTIVE SEPTEMBER 1, 2002

                                     TO THE

                            AUTOMATIC AND FACULTATIVE
                   YEARLY RENEWABLE TERM REINSURANCE AGREEMENT
                            Effective January 1, 2000
                         Reinsurer Agreement No. 6714-1
                                (The "Agreement")

                                     BETWEEN
                FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY
                               ("Ceding Company")
                                       AND
                    LIFE REASSURANCE CORPORATION OF AMERICA,
                 NOW KNOWN AS SWISSRE LIFE & HEALTH AMERICA INC.
                                  ("Reinsurer")

                                    RECITALS

WHEREAS, the Reinsurer currently reinsures Ceding Company's plans under the Agreement; and

WHEREAS, Ceding Company wishes to:

1. Submit additional policy plans, entitled High Net Worth and to be identified by policy form below, for automatic reinsurance to the Reinsurer under the Agreement; and

WHEREAS, the Reinsurer wishes to accept these policy plans;

                                    AGREEMENT

The parties agree to the following

2.       Schedule A is hereby amended as follows:

         RETENTION LIMITS:

              For High Net Worth Policy Forms (as defined under PLANS COVERED):

                             STANDARD - TABLE H               TABLE I TO P
          ISSUE AGES    & FLAT EXTRAS OF $20 OR LESS     & FLAT EXTRAS OVER $20
          ----------    ----------------------------     ----------------------
                 0                    50,000                       25,000
              1-70                   250,000                      125,000
             71-80                   125,000                       62,500
             81-90                    50,000                            0

         Retention: 2.5% up to the maximum retention limit form the above table.

AUTOMATIC BINDING LIMITS:

The Automatic Portion Reinsured will remain unchanged except for the plans identified as High Net Worth Policy Forms (as defined under PLANS COVERED). The Reinsurer will automatically reinsure 10% of each High Net Worth risk on a first dollar quota share basis, up to the Ceding Company's retention limit as amended below.

For High Net Worth Policy Forms:

                  ISSUE AGES           TO THE POOL         TO THE REINSURER
                  ----------           -----------         ----------------
                         0              2,000,000               200,000
                      1-70             10,000,000             1,000,000
                     71-80              5,000,000               500,000
                     81-90              2,000,000               200,000

PLANS COVERED:

    High Net Worth Policy Forms:
         New York Group Certificate No.: 1029-94NY-R
         Group Certificate No.:          1037-99GRC
         Individual Contract No.:        1039-99
                                         (including state specific abbreviation)

3. All remaining terms and conditions set forth in Schedule A of the Agreement shall apply to the new policy plans; and

4. Except as herein amended, all other terms and conditions of this Agreement shall remain unchanged.

In witness of the above, Ceding Company and Reinsurer have by their respective officers executed and delivered this Amendment in duplicate on the dates indicated below, with an effective date of September 1, 2002.

FIRST ALLEMRICA FINANCIAL                LIFE REASSURANCE CORPORATION
LIFE INSURANCE COMPANY                   OF AMERICA now known as Swiss Re Life &
                                         Health America Inc.

By:  /s/                                By:  /s/
   ---------------------------------       -------------------------------

Title:  Vice President                  Title:  Vice President
      ------------------------------          ----------------------------
Date:  11-26-02                          Date:  12/02/02
     -------------------------------          ----------------------------

By:  /s/                                 By:  /s/
   ---------------------------------        ------------------------------

Title:  President                        Title:  Second VP
      ------------------------------           ---------------------------

Date:  11-26-02                          Date:  12/02/02
     -------------------------------          ----------------------------